HMS HOLDINGS CORP.

SENIOR SECURED CREDIT FACILITIES

Summary of Terms and Conditions

June, 2006

I.	PARTIES

Borrower:	HMS Holdings Corp., a New York corporation (the “Borrower”).

Guarantors:	All of the Borrower’s existing, and after acquired or created, direct and indirect material domestic subsidiaries (the “Guarantors” the Borrower and the Guarantors, collectively, the “Loan Parties”).

Sole Lead Arranger

and Sole Bookrunner:	J.P. Morgan Securities Inc. (in such capacities, the “Arranger”).

Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMCB”) (in such capacity, the “Administrative Agent”).

Lenders:	A syndicate of banks, financial institutions and other entities, including JPMCB, arranged by the Arranger (collectively, the “Lenders”).

II.	TYPES AND AMOUNTS OF CREDIT FACILITIES

1.	Term Facility

Type and Amount:	Five-year senior secured term loan facility (the “Term Facility”) in the amount of $40,000,000 (collectively, the loans thereunder, the “Term Loans”).

Availability:	The Term Loans shall be made in a single drawing on the Closing Date (as defined below).

Amortization:

The Term Loans shall be repayable in consecutive quarterly installments, commencing on the date which is no more than three months after the Closing Date and ending on the date which is five years after the Closing Date in an aggregate amount for each 12-month period after the Closing Date set forth below equal to the percentage of the original principal amount of the Term Loans set forth opposite such period:

Period	Percentage (%)
Year 1	20
Year 2	20
Year 3	20
Year 4	20
Year 5	20

Purpose:

The proceeds of the Term Loans shall be used to finance the acquisition (the “Acquisition”) by the Borrower of certain assets of Public Consulting Group, Inc. (the “Acquired Business”) and to pay related fees and expenses.

2.	Revolving Facility

Type and Amount:

Five-year senior secured revolving credit facility (the “Revolving Facility and together with the Term Facility, collectively, the “Facility”) in the amount of $25,000,000 (the loans thereunder, the “Revolving Loans” and, together with the Term Loans, the “Loans”).

The Revolving Facility may be increased at any time after the Closing Date as described below under “Increase of Commitments”.

Availability:

The Facility shall be available for borrowings in U.S. dollars on a revolving basis during the period commencing on the Closing Date (as defined below) to but excluding the fifth anniversary thereof (the “Revolving Termination Date”).

Maturity:	The Revolving Loans will be due and payable on the Revolving Termination Date.

Increase of Commitments:

The Borrower will have the right to increase the aggregate commitments under the Revolving Facility either by having one or more existing Lenders increase their commitments thereunder or by adding thereto one or more new lenders, with the consent of the Administrative Agent, the Issuing Lender and the Swingline Lender (each as defined below) (such consent in each case not to be unreasonably withheld), subject to certain conditions including that

(a) any such increase shall be in a minimum amount of $2,500,000, (b) the aggregate amount of all such increases shall not exceed $5,000,000, (c) no default or event of default under the Credit Documentation shall have occurred and be continuing at the time of such increase and (d) the representations and warranties of the Borrower set forth in the Credit Documentation shall be true and correct as of such time (or, to the extent any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). No Lender will be obligated to increase its commitment under the Revolving Facility.

Letters of Credit:

A portion of the Revolving Facility up to $5,000,000 shall be available for the issuance of letters of credit (the “Letters of Credit”) in U.S. dollars by JPMCB (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

Swingline Loans:

A portion of the Revolving Facility up to $2,500,000 shall be available for swingline loans to the Borrower (the “Swingline Loans”) in U.S. dollars from JPMCB (in such capacity, the “Swingline Lender”) on same-day notice. Any such Swingline Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline Loan.

Purpose:

The proceeds of the Revolving Loans and Swingline Loans, and the issuance of Letters of Credit, shall be used (a) to finance the Acquisition and to pay related fees and expenses and (b) for general corporate purposes of the

Borrower and its subsidiaries including permitted acquisitions.

III.	CERTAIN PAYMENT PROVISIONS

Fees and Interest Rates:	As set forth on Annex I.

Optional Prepayments and

Commitment Reductions:	Loans may be prepaid and commitments may be reduced by the Borrower, in each case in minimum amounts to be agreed upon.

Optional prepayments of the Term Loans shall be applied ratably to the remaining installments thereof and may not be reborrowed.

Mandatory Prepayments:

The Term Loans will be prepaid from (i) 50% of the net cash proceeds of any sale or issuance of equity (excluding equity issued under employee benefit plans and equity issued to sellers as consideration in acquisitions), (ii) 100% of the net cash proceeds of any sale or other disposition by the Borrower or any of its subsidiaries of any assets (excluding insurance and condemnation recoveries used to repair or replace assets) and (iii) 100% of the net cash proceeds of any issuance or incurrence of indebtedness, in each case subject to customary thresholds and exceptions to be agreed. Each such prepayment of the Term Loans shall be applied ratably to the remaining installments thereof and may not be reborrowed.

IV.	COLLATERAL

The Facility and any swap agreement and any cash management arrangements provided by any Lender (or any affiliate of a Lender) shall be secured by a perfected first priority security interest in all of the present and future tangible and intangible assets of the Loan Parties (including, without limitation, accounts receivable, inventory, intellectual property, trademark brands and trade names and all of the capital stock of each of the Borrower’s direct and indirect domestic subsidiaries and 66% of the capital stock of its first-tier foreign subsidiaries, if any), except for (i) leased real property and (ii) such other assets (if any) as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

V.	CERTAIN CONDITIONS

Initial Conditions:

The availability of the Facility, and the initial extensions of credit to be made thereunder, shall be conditioned upon satisfaction of, among other things, the following conditions precedent on or before September 30, 2006 (the date on which such conditions shall be satisfied and the Facility shall become effective being herein referred to as the “Closing Date”):

(a)	Each Loan Party shall have executed and delivered satisfactory definitive financing documentation for the Facility (the “Credit Documentation”).

(b)

The Acquisition shall have been consummated in accordance with the terms of the definitive agreements with respect to the Acquisition (the “Acquisition Agreement”). The Acquisition Agreement and all related and ancillary agreements (including employment and non-compete agreements) shall have terms and conditions reasonably satisfactory to the Arranger, and no provision of the Acquisition Agreement and such ancillary agreements shall have been waived, amended, supplemented or otherwise modified in any material respect without the consent of the Arranger.

(c)

All governmental and third party approvals necessary in connection with the Acquisition and the financing contemplated hereby shall have been obtained on satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

(d)

There shall be no litigation or administrative proceedings or other legal or regulatory developments that could be reasonably likely to prohibit or to impose burdensome conditions on the consummation of the Acquisition or to result in a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole (after giving effect to the Acquisition).

(e)

The Lenders shall have received: (i) audited consolidated financial statements of the Borrower for the fiscal years ended December 31, 2003, 2004 and 2005; (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each fiscal quarter period ended subsequent to December 31, 2005 as to which such financial statements are available; (iii) satisfactory audited financial statements of the Acquired Business for the three most recent fiscal years ended prior to the Closing Date as to which such financial statements are available; (iv) satisfactory projections for the Borrower and its subsidiaries including the businesses being acquired as part of the Acquisition for fiscal years 2006-2011; (v) a satisfactory pro forma consolidated balance sheet of the Borrower as of the date of the latest consolidated balance sheet delivered under clause (ii) above and a pro forma income statement for the most recent 12-month period for which consolidated financial statements are delivered under clause (ii) above, in each case adjusted to give effect to the Acquisition; and (vi) a reasonably detailed calculation of the consolidated EBITDA of the Acquired Business for the four most recent fiscal quarters ended prior to the Closing Date.

(f)	Evidence that the pro forma consolidated EBITDA of the Borrower, after giving effect to the Acquisition, shall not be less than an amount to be agreed.

(g)

All documents and instruments required to perfect the Administrative Agent’s first priority security interest in the collateral under the Facility (including delivery of capital stock certificates and undated stock powers executed in blank) shall have been executed and be in proper form for filing, and the Administrative Agent shall have received the results of recent lien searches in each relevant jurisdiction with respect to the Borrower and its subsidiaries, and such searches shall reveal no liens on any of the assets of the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation or arrangements satisfactory to the Administrative Agent.

(h)

The Lenders, the Administrative Agent and the Arranger shall have received all fees and expenses required to be paid or reimbursed (and, with respect to such expenses, for which written invoices have been presented), on or before the Closing Date.

(i)	The Lenders shall have received such legal opinions, documents and other instruments as are customary for transactions of this type or as they may reasonably request.

On-Going Conditions:

The making of each extension of credit shall be conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation, a “material adverse change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Credit

Documentation or (iii) the validity or enforceability of any of the Credit Documentation or the rights or remedies of the Administrative Agent and the Lenders thereunder.

VI.	CERTAIN DOCUMENTATION MATTERS

The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Lenders, including, without limitation:

Representations and

Warranties:

Financial statements; absence of undisclosed liabilities; no material adverse change; absence of material litigation; corporate existence; corporate power and authority; enforceability of Credit Documentation; governmental approvals; compliance with law (including environmental laws, ERISA and margin regulations); payment of taxes; absence of conflicts with law or contractual obligations; absence of default; ownership of property including intellectual property; liens; indebtedness; subsidiaries; solvency; labor matters; inapplicability of Investment Company Act; accuracy of disclosure; and validity, perfection and priority of security interests.

Affirmative Covenants:

Delivery of audited annual consolidated financial statements, unaudited quarterly consolidated financial statements, other reports, accountants’ letters, officers’ certificates and other information requested by the Lenders; notices of defaults, litigation and other material events; maintenance of existence and rights; compliance with laws (including environmental laws) and contractual obligations; maintenance of property; maintenance of insurance; maintenance of books and records; payment of taxes and other obligations; inspection of property and books and records; fiscal year; use of proceeds; and further assurances (including, without limitation, with respect to security interests in after-acquired property).

Financial Covenants:	(1) Maximum total leverage ratio (total debt/EBITDA) of 3.0x.

(2) Minimum fixed charge coverage ratio (EBITDA less capex/ interest expense plus scheduled principal amortization) to be determined.

Negative Covenants:     Limitations on: indebtedness and redeemable preferred stock; liens; sale-leasebacks; mergers, consolidations, liquidations and dissolutions; asset sales; dividends, distributions, redemptions and repurchases and other restricted payments in respect of capital stock or other equity interests; acquisitions, loans and investments; swap agreements; prepayments, redemptions and repurchases of certain debt; modifications of organizational documents and material agreements; transactions with affiliates; changes in fiscal year; negative pledge clauses and other restrictive agreements; and changes in lines of business.

Events of Default:

Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security interest; and a change of control (the definition of which is to be agreed).

Voting:

Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Loans, participations in Letters of Credit and Swingline Loans and unused commitments under the Revolving Facility, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment and (iv) modifications to the pro rata provisions of the Credit Documentation and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral (other than in connection with permitted dispositions).

Assignments and

Participations:

The Lenders shall be permitted to assign all or a portion of their Loans and commitments with the consent (in each case, not to be unreasonably withheld) of (a) the Borrower, unless (i) the assignee is a Lender, an affiliate of a Lender or an approved fund or (ii) an Event of Default has occurred and is continuing, (b) the Administrative Agent, unless a Term Loan is being assigned to an existing Term Loan Lender, an affiliate thereof or an approved fund and (c) in case of an assignment under the Revolving Facility, the Issuing Lender and the Swingline Lender. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000 for Revolving Loans and related commitments and $1,000,000 for Term Loans, unless otherwise agreed by the Borrower and the Administrative Agent.

The Lenders shall also be permitted to sell participations in their Loans. Participants shall have the same (but no greater) benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the specific Lender from which it purchased its participation would be required as described under “Voting” above.

Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Facility only upon request. The Administrative Agent shall be entitled to a processing fee of $3,500 from the assignor and/or the assignee in connection with each assignment.

Yield Protection:

The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar Loans (as defined in Annex I) on a day other than the last day of an interest period with respect thereto, subject to the right of the Borrower to replace any Lender who has incurred material increased costs.

Expenses and

Indemnification:

The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Arranger associated with the syndication of the Facility and the preparation, execution, delivery and administration of the

Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party).

Governing Law and Forum:	State of New York.

Counsel to the

Administrative Agent and

the Arranger:	Milbank, Tweed, Hadley & McCloy LLP.

Annex I

Interest and Certain Fees

Interest Rate Options:	The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

the ABR plus the Applicable Margin; or

the Adjusted LIBO Rate plus the Applicable Margin;

provided that all Swingline Loans shall bear interest based upon the ABR plus the Applicable Margin.

As used herein:

“ABR” means the higher of (i) the rate of interest publicly announced by JPMCB as its prime rate in effect at its principal office in New York City (the “Prime Rate”) and (ii) the federal funds effective rate from time to time plus 0.50%.

“Adjusted LIBO Rate” means the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities (if any).

“Applicable Margin” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A (the “Pricing Grid”); provided that no reduction thereof shall occur at any time an event of default has occurred and is continuing.

“LIBO Rate” means the rate for eurodollar deposits in the London interbank market for a period of one, two, three or six months, in each case as selected by the Borrower, appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Loans bearing interest based upon the Adjusted LIBO Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:

The Borrower shall pay a commitment fee calculated at a rate per annum determined in accordance with the Pricing Grid on the average daily unused portion of the Revolving Facility, payable quarterly in arrears; provided that no reduction thereof shall occur at any time an event of default has occurred and is continuing. Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

Letter of Credit Fees:

The Borrower shall pay a commission at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of each outstanding Letter of Credit. Such commission shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

The Borrower shall also pay to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the face amount of each Letter of Credit issued by it, payable quarterly in arrears. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:

At any time when any Borrower is in default in the payment of any amount of principal due under the Facility, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:

All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

Annex I-A

HMS HOLDINGS CORP.

SENIOR SECURED CREDIT FACILITIES

Pricing Grid

Total Leverage Ratio (total debt/ EBITDA)	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
> 2.50x	1.75%	0.75%	0.30%
> 2.00x and < 2.50x	1.50%	0.50%	0.25%
> 1.50x and < 2.00x	1.25%	0.25%	0.225%
< 1.50x	1.00%	0%	0.20%

From and including the Closing Date until the third business day following delivery of the financial statements of the Borrower for the fiscal quarter ending on or nearest to September 30, 2006, the Applicable Margin with respect to the Revolving Facility and the Term Facility shall be 0.50% for ABR Loans and 1.50% for Eurodollar Loans and the commitment fee rate shall be 0.25%.